As filed with the Securities and Exchange Commission on June 14, 2019

Registration No. 333-190301

Registration No. 333-200679

Registration No. 333-208962

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-190301

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-200679

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-208962

UNDER THE SECURITIES ACT OF 1933

Luxoft Holding, Inc

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Gubelstrasse 24

6300 Zug, Switzerland

(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Stock option plan

Stock option plan 2

Luxoft Holding, Inc Stock Plan

Luxoft Holding, Inc 2014 Incentive Compensation Plan

Luxoft Holding, Inc Amended and Restated 2014 Incentive Compensation Plan

(Full Title of the Plans)

Luxoft USA Inc.

100 Wall Street

Suite 503

New York, NY 10005

+ 1 (212) 964-9900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Colin J. Diamond, Esq.

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

Phone: (212) 819-8200

Fax: (212) 354-8113

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments are being filed to deregister unsold securities of Luxoft Holding, Inc, a company organized under the laws of the British Virgin Islands (the “Registrant”), that were registered on the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed with the Securities and Exchange Commission (the “Commission”):

●	Registration Statement on Form S-8 (No. 333-190301), filed with the Commission on August 1, 2013, which registered the offering of an aggregate of 3,055,920 of the Registrant’s Class A ordinary shares of no par value;

●	Registration Statement on Form S-8 (No. 333-200679), filed with the Commission on December 2, 2014, which registered the offering of an aggregate of 2,300,000 of the Registrant’s Class A ordinary shares of no par value; and

●	Registration Statement on Form S-8 (No. 333-208962), filed with the Commission on January 12, 2016, which registered the offering of an aggregate of 568,131 of the Registrant’s Class A ordinary shares of no par value.

On June 14, 2019, pursuant to the merger agreement, dated as of January 6, 2019, by and among the Registrant, DXC Technology Company, a Nevada corporation (“Parent”), and Luna Equities, Inc., a company incorporated under the laws of the British Virgin Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation in the Merger and as a wholly-owned subsidiary of Parent.

In connection with the Merger, the offerings of the Class A ordinary shares pursuant to the Registration Statements have been terminated. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post- effective amendment any of the Class A ordinary shares that had been registered but remained unsold at the termination of the offering, remove from registration any and all Shares of the Registrant registered but unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Zug, Switzerland, on this 14th day of June, 2019.

Luxoft Holding, Inc

By:	/s/ Dmitry Loschinin
Name: Dmitry Loschinin
Title: Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 of the Securities Act of 1933, as amended.

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